Exhibit 5.1

September 27, 2016

BioPharmX Corporation

1098 Hamilton Court

Menlo Park, CA 94025

Re: BioPharmX Corporation — Registration Statement on Form S-3 (File No. 333-209026)

Ladies and Gentlemen:

We have acted as counsel to BioPharmX Corporation., a corporation duly organized and existing under the laws of Delaware (the “Company”), in connection with the issuance and sale of up to 1,550,000 shares (the “Shares”) of the Company’s common stock $0.001 par value per share (the “Common Stock”), pursuant to a Securities Purchase Agreement dated September 25, 2016, between the Company and the purchasers thereto (the “Purchase Agreement”).

The Shares will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-209026) as filed with the Securities and Exchange Commission on January 19, 2016 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus dated February 4, 2016 included in such registration statement, as supplemented by a prospectus supplement dated September 25, 2016 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus, the Purchase Agreement and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion.

In our examination of the foregoing and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Purchase Agreement and the Registration Statement, the Shares will be validly issued, and the Shares will be fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal

Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the date hereof, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP